Exhibit 21


                                 THERMEDICS INC.

                         Subsidiaries of the Registrant


At March 6, 1996, Thermedics Inc. owned the following companies:


                                          State or Jurisdiction    Registrant's
Name                                           of Incorporation  % of Ownership
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Analytical Technology, Inc.                       Delaware                 100%
 Orion Foreign Sales Corp.                        U.S. Virgin Islands      100%
 Orion Research Limited                           United Kingdom           100%
 Orion Research Puerto Rico, Inc.                 Puerto Rico              100%
Corpak Inc.                                       Massachusetts            100%
 Walpak Company                                   Illinois                 100%
Orion Research, Inc.                              Massachusetts            100%
Russell pH Limited                                Scotland                 100%
Thermedics Detection Inc.                         Massachusetts            100%
 Rutter & Co.                                     Netherlands              100%
  Rutter Instrumentation S.A.R.L.                 France                    90%
  Systech B.V.                                    Netherlands               50%
 ThermedeTec Corporation                          Delaware                 100%
  Thermedics Detection de Argentina S.A.          Argentina                100%
  Thermedics Detection de Mexico, S.A. de C.V.    Mexico                   100%
  Thermedics Detection GmbH                       Germany                  100%
  Thermedics Detection Limited                    United Kingdom           100%
  Thermedics Detection Scandinavia AS             Norway                   100%
Thermedics F.S.C. Inc.                            U.S. Virgin Islands      100%
Thermo Sentron Inc.                               Delaware                 100%
 Ramsey France S.A.R.L.                           France                   100%
 Ramsey Ingenieros S.A.                           Spain                    100%
 Ramsey Italia S.R.L.                             Italy                    100%
  Tecno Europa Elettromeccanica S.R.L.            Italy                    100%
 Ramsey Technology Inc.                           Massachusetts            100%
  Xuzhou Ramsey Technology Co., Limited           China                     50%
 Thermedics Australia Pty. Ltd.                   Australia                100%
 Thermo Sentron B.V.                              Netherlands              100%
 Thermo Sentron Canada Inc.                       Canada                   100%
 Thermo Sentron GmbH                              Germany                  100%
 Thermo Sentron Limited                           United Kingdom           100%
  Hitech Electrocontrols Limited                  United Kingdom           100%
   Hitech Licenses Ltd.                           United Kingdom           100%
   Hitech Metal Detectors Ltd.                    United Kingdom           100%
 Thermo Sentron SEC Corporation                   Massachusetts            100%
 Thermo Sentron (South Africa) Pty. Ltd.          South Africa             100%
TMD Securities Corporation                        Massachusetts            100%
Thermo Cardiosystems Inc.                         Massachusetts             52%
 TCA Securities Corporation                       Massachusetts            100%
Thermo Voltek Corp.                               Delaware                  50%
 Comtest Europe B.V.                              Netherlands              100%
  Comtest Instrumentation, B.V.                   Netherlands              100%
  Comtest Limited                                 United Kingdom           100%
 KeyTek FSC, Ltd.                                 U.S. Virgin Islands      100%
 TVL Securities Corporation                       Delaware                 100%
 UVC Realty Corp.                                 New York                 100%